EXHIBIT 99.1

OAKWOOD HOMES CORPORATION ANNOUNCES THAT A SUFFICIENT
NUMBER OF CLASSES OF CREDITORS’ CLAIMS HAVE ACCEPTED
REORGANIZATION PLAN

Contact:	Douglas R. Muir
(336) 664-2400

GREENSBORO, N.C., March 22, 2004 — Oakwood Homes Corporation (OTCBB: OKWHQ) announced today that five of nine classes of parties in interest entitled to vote on the Company’s Amended Plan of Reorganization (the “Plan”) have approved the Plan. Section 1129(a)(10) of the Bankruptcy Code requires that at least one “impaired class” must accept the Plan before the U.S. Bankruptcy Court can confirm the Plan. A hearing before the Bankruptcy Court for purposes of confirming the Plan is expected in late March. While the Company intends to seek confirmation of the Plan at this hearing, there can be no assurances that the Bankruptcy Court will confirm the Plan on a timely basis, or at all.

The Plan, among other things, provides for the sale of substantially all of the Company’s non-cash assets to Clayton Homes, Inc. (“Clayton”) pursuant to an Asset Purchase Agreement between the Company and Clayton dated as of November 24, 2003. If the sale to Clayton is not consummated, the Plan provides for the reorganization of the Company as a standalone entity, under which substantially all of the Company’s pre-petition liabilities would be cancelled in exchange for 100% of the outstanding common stock of the reorganized Company. However, there can be no assurance that the Company would emerge as a standalone entity if the sale to Clayton is not consummated.

The Plan and the related supplemental disclosure statement contain forward-looking statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements and the forward-looking statements included in this press release reflect the current views of the Company and certain of its subsidiaries (collectively, the “Debtors”), as well as assumptions made by, and information available to, the Company’s management with respect to future events. The expectations reflected in these forward-looking statements are subject to a number of risks, including, among others, the following:

•	the proposed transaction with Clayton Homes may not be consummated;

•	the Debtors may be unable to prosecute, confirm and consummate the Plan or obtain court approval with respect to motions in the Chapter 11 cases;

•	the Debtors may be unable to satisfy the conditions and requirements of their credit facilities or their financing arrangements may be terminated or otherwise may not be available for borrowing;

•	the Chapter 11 cases may have an adverse impact on the Company’s liquidity or results of operations;

•	the Debtors may be unable to access sufficient capital to fund their operations;

•	the Debtors may be unable to securitize their loans or otherwise obtain capital to finance their retail sales and financing activities;

•	the Debtors may recognize special charges or experience increased costs in connection with their securitization or other financing activities;

•	the Debtors may recognize significant expenses, increased costs or special charges in connection with the reorganization and their restructuring activities;

•	the Debtors could lose the services of key management personnel;

•	adverse changes in governmental regulations applicable to its business could negatively impact the Debtors;

•	the Debtors could suffer losses resulting from litigation (including shareholder class actions or other class action suits);

•	the Debtors could experience increased credit losses or higher delinquency rates on loans originated;

•	the Debtors may not be able to obtain and maintain normal terms with vendors and service providers or other third parties that are critical to its operations;

•	negative changes in general economic conditions in markets could adversely impact the Debtors;

•	competitive industry conditions could further adversely affect sales and profitability; and

•	other factors that generally affect companies in bankruptcy proceedings or in these lines of business could also adversely impact the Debtors.

Should the Debtors’ underlying assumptions prove incorrect or should one or more of the risks and uncertainties materialize, actual events or results may vary materially and adversely from those described herein as anticipated, expected, believed or estimated.

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